Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 30, 2007, is by and among HOLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership (the “Company” or the “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).
RECITALS:
          A. The Company, the Lenders signatory thereto and the Administrative Agent, are parties to an Amended and Restated Credit Agreement, dated as of February 5, 2007, pursuant to which the Lenders agreed to provide certain financial accommodations to the Borrower on the terms set forth therein (the “Credit Agreement”, and as amended by, and together with, this Amendment, and as hereinafter amended, modified, supplemented, extended or restated from time to time, the “Amended Agreement”).
          B. The parties hereto agree to amend the Credit Agreement as set forth below.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
     SECTION 1.01 Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in alphabetical order:
     ““Bank Financed Warehouse Loans” means mortgage loans made by the Borrower using the proceeds of Loans made hereunder, underwritten in accordance with Freddie Mac or Fannie Mae multi-family loan standards, and for which Freddie Mac or Fannie Mae has issued a purchase commitment to purchase such loans within sixty (60) days of such loan(s) initial loan closing (or such longer period of time as may be then be provided under form Freddie Mac or Fannie Mae commitments with respect to such loans not to exceed ninety (90) days). The parties hereby acknowledge that the Borrower is a Freddie Mac seller/servicer, but is not presently a Fannie Mae DUS lender, and that the provisions with respect to Fannie Mae shall have no force or effect until such time, if ever, that HFF becomes a Fannie Mae DUS lender.”
     SECTION 1.02 Amendment to Section 7.02. Section 7.02 of the Credit Agreement is hereby amended by (a) deleting the “and” from the end of clause (h) thereof, (b) removing the “.” from the end of clause (i) and adding a “; and” thereto, and (c) by adding the following clause (j) thereto:
“(j) Bank Financed Warehouse Loans that meet or satisfy all conditions to purchase (other than the passage of time) as set forth in the applicable Freddie Mac or Fannie Mae purchase commitment.”

     SECTION 1.03 Amendment to Section 7.05. Section 7.05(g) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:
“(g) Dispositions of Borrower Warehouse Loans and Bank Financed Warehouse Loans to Freddie Mac or Fannie Mae or in the event Freddie Mac or Fannie Mae shall fail to purchase such loan, any sale of such loan to a third party;”
SECTION 1.04 Representations and Warranties
     The Company hereby represents and warrants to each Lender and the Administrative Agent, on the Amendment Effective Date (as hereinafter defined in Section 1.05 of this Amendment), as follows:
          (a) The representations and warranties set forth in Article V of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date with the same effect as if made on and as of the date hereof or the Amendment Effective Date, as the case may be, except (i) to the extent such representations and warranties expressly relate solely to an earlier date, (ii) that for purposes hereof, the representations and warranties contained in subsection (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Credit Agreement Sections 6.01(a) and (b), respectively and (iii) as disclosed on Schedule 1 to this Amendment.
          (b) Each of the Company and the other Loan Parties is in compliance with all terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.
          (c) The execution, delivery and performance by the Company and the other Loan Parties of this Amendment have been duly authorized by the Company and the other Loan Parties.
          (d) This Amendment constitutes the legal, valid and binding obligation of the Company and the other Loan Parties, enforceable against the Company and the other Loan Parties in accordance with its terms.
          (e) The execution, delivery and performance by the Company and the other Loan Parties of this Amendment do not and will not (i) contravene the terms of any such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under or require any payment to be made under (A) any Contractual Obligation to which such Person or such Person’s Affiliate is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law.
     SECTION 1.05 Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

2

          (a) The Administrative Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Company, each Subsidiary Guarantor, the Administrative Agent and the Lenders.
          (b) The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Loan Party in connection with this Amendment;
          (c) The Administrative Agent and the Lenders shall be satisfied that the representations and warranties set forth in Section 1.04 of this Amendment are true and correct on and as of the Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date.
          (d) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Administrative Agent or the Lenders, is likely to restrain, prevent or impose materially adverse conditions upon the performance by the Company or any other Loan Party of its obligations under the Credit Agreement or the other Loan Documents.
          (e) The Administrative Agent shall have received such other documents, instruments, opinions and certificates relating to this Amendment as it shall reasonably request and such other documents, instruments, opinions and certificates that shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.
     SECTION 1.06 Subsidiary Guarantor’s Reaffirmation. By its acknowledgement below, each Subsidiary Guarantor hereby (i) consents to the terms of this Amendment, (ii) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty Agreement and (iii) acknowledges and agrees that the Guaranty Agreement is and shall remain in full force and effect in accordance with the terms thereof.
     SECTION 1.07 Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Administrative Agent.
     SECTION 1.08 Instrument Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
     SECTION 1.09 Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

3

     SECTION 1.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 1.11 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     SECTION 1.12 Severability. In case any provision in or obligation under this Amendment or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     SECTION 1.13 Integration. This Amendment represents the agreement of the Company, each other Loan Party, the Administrative Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 1.14 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.
     SECTION 1.15 Acknowledgement. The Loan Parties acknowledge and agree that (a) the Credit Agreement is not a “Warehousing Facility” as that term is used and defined in the Credit Agreement and (b) no Loan Party will grant or permit any Liens on Bank Financed Warehouse Loans and notwithstanding anything to the contrary set forth in the Credit Agreement or any other Loan Document, absent a default in the performance of the obligations under this clause (b) or any other Event of Default, Borrower shall not be required to (i) execute any documents granting or perfecting a lien in favor of Lenders or Administrative Agent in connection with any Bank Financed Warehouse Loan or (ii) deliver such Bank Financed Warehouse Loans (or the documents evidencing the same) to Administrative Agent and/or Lenders .
     SECTION 1.16 Loan Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default other than as specifically set forth herein, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendments. Except as expressly amended herein, the Amended Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Amended Agreement.
[Signature Pages to Follow]

4

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

HOLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership

By:	Holliday GP Corp., a Delaware corporation, its general partner

	By:	/s/ John H. Pelusi, Jr.

John H. Pelusi, Jr., President

First Amendment
Signature Page
S-1

BANK OF AMERICA, N.A., as Administrative Agent and as Lender

By:	/s/ Steven P. Renwick

Name:	Steven P. Renwick
Title:	Senior Vice President

ACKNOWLEDGED AND AGREED by the undersigned Subsidiary Guarantors:

HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company

By:	/s/ John H. Pelusi, Jr.

John H. Pelusi, Jr., Manager

HOLLIDAY GP CORP., a Delaware corporation

By:	/s/ John H. Pelusi, Jr.

John H. Pelusi, Jr., President

HFF LP ACQUISITION LLC, a Delaware limited liability company

By: HFF Holdings LLC, its sole member

	By:	/s/ John H. Pelusi, Jr.

John H. Pelusi, Jr., Managing Member